
INX LIMITED
Gibraltar
Company #116544
57/63 Line Wall Road , Gibraltar
Dol 20.12.2017
Directors:
1. James Crossley
2. Alan Silbert
3. David Weild
4. Nicholas Thadany
5. Tom Lewis
6. Haim Ashar
100%
100%
INX Services, INC.
Delaware, US
Company #________
1209 Orange St., Wilmington, Delaware 19801
Dol 20.12.2017
INX Solutions Limited
Gibraltar
Company #117802
57/63 Line Wall Road , Gibraltar
Dol 31.8.2018
Directors:
1. James Crossley
2. Alan Silbert
Directors:
1. James Crossley
2. Alan Silbert